Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

(901) 543-5900

September 28, 2016

Board of Directors

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, TN 38138

Re:	Mid-America Apartment Communities, Inc. – Registration Statement on Form S-4, as amended

Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), in connection with the registration of (i) 38,182,840 shares of the Company’s common stock, par value $0.01 per share, and (ii) 867,846 shares of the Company’s 8.50% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share (collectively, the “Merger Shares”), which may be issued in connection with the Parent Merger contemplated by the Agreement and Plan of Merger, dated as of August 15, 2016, by and among the Company, Mid-America Apartments, L.P., Post Properties, Inc. (“Post Properties”), Post GP Holdings, Inc. and Post Apartment Homes, L.P. (the “Merger Agreement”), in respect of the outstanding shares of (i) Post Properties’ common stock, par value $0.01 per share, and (ii) Post Properties’ 8 1⁄2% Series A Cumulative Redeemable Preferred Stock, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-4 (File No. 333-213591) filed by the Company on September 12, 2016, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company on September 28, 2016 (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments, certificates and documents (collectively, the “Documents”) as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Documents submitted to us, the authenticity of the Documents, and the conformity to authentic original documents of the Documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations, warranties, covenants and statements of fact made in the Documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Tennessee and in good standing with the Secretary of State of the State of Tennessee; and

(b) The issuance of the Merger Shares has been duly authorized, and when issued and delivered by the Company at the Parent Merger Effective Time in accordance with, and in exchange for the consideration as provided in, the Merger Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the corporation laws of the State of Tennessee, and we do not express any opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Merger Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations thereunder.

The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion is limited to the specific issues addressed herein, and no opinions may be inferred or implied beyond that expressly stated herein. This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bass, Berry & Sims PLC